UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

QUALITY INDUSTRIAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Montgomery Street, San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 706-0806

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 11, 2026, Quality Industrial Corp., a Nevada corporation (the “Company”), filed a Certificate of Withdrawal of Certificate of Designation (the “Certificate of Withdrawal”) with the Secretary of State of the State of Nevada to withdraw the Certificate of Designation of Series A Preferred Stock that was originally filed on April 4, 2018 (the “Certificate of Designation”). The Certificate of Designation created a series of preferred stock designated as Series A Preferred Stock, par value $0.001 (“Series A Preferred Stock”). No shares of Series A Preferred Stock were outstanding at the time of the withdrawal. The withdrawal was authorized by a resolution of the Company’s board of directors.

As a result of the filing of the Certificate of Withdrawal, the Series A Preferred Stock is no longer a designated series of the Company’s preferred stock, and all references to the Series A Preferred Stock in the Company’s charter documents are of no further force or effect. The shares of preferred stock previously designated as Series A Preferred Stock have been returned to the status of authorized but undesignated shares of preferred stock of the Company.

The foregoing description of the Certificate of Withdrawal is qualified in its entirety by reference to the full text of the Certificate of Withdrawal, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock, filed with the Secretary of State of the State of Nevada on September 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2026	QUALITY INDUSTRIAL CORP.

/s/ Carsten Kjems Falk
	Name:	Carsten Kjems Falk
	Title:	Chief Executive Officer